EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement (No. 333-130617) on Form SB-2 of Technest Holdings, Inc. and subsidiaries (the "Registration Statement"), of our report dated September 27, 2005 relating to our audit of Technest Holdings, Inc. and subsidiares, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
January 6, 2006